ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*090501*

| Filed in the office of | Document Number |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | 20110876042-01 |
| | Filing Date and Time<br>12/13/2011 1:10 PM |
| | Entity Number<br>C71-1982 |

# Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation**
**(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)**
**(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)**

1. Name of Nevada entity as last recorded in this office:

Victory Energy Corporation

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☒ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☒ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

Article I - unchanged
Articles II - XV have been deleted
Articles II through VII have been added

4. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

*090301*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

1. Name of corporation:

Victory Energy Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article I - unchanged
Articles II - XV have been deleted.
Articles II - VII have been added.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60%

4. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

# AMENDED AND RESTATED
# ARTICLES OF INCORPORATION
# OF
# VICTORY ENERGY CORPORATION

## ARTICLE I

## NAME

The name of this Corporation is Victory Energy Corporation.

## ARTICLE II

## PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

## ARTICLE III

## DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of at least three and no more than ten Directors, which may be changed from time to time in the manner proscribed in the Company's Bylaws.

Directors shall be elected at each annual meeting of the Shareholders, or by written consent of the Shareholders, to hold office until the next annual meeting of Shareholders. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor had been elected and qualified.

Directors may be removed at any time, with or without cause, in the manner provided by the laws of the State of Nevada, or by a majority vote of the Shareholders at a special meeting of Shareholders called for that purpose.

## ARTICLE IV

## OFFICERS

The Company shall have a president, a secretary and a treasurer, or the equivalent thereof, and it may also have one or more vice presidents, assistant secretaries and assistant treasurers, and such other Officers as may be deemed necessary. All Officers must be natural persons and shall be selected by the Board of Directors in the manner and for the term proscribed in the Company's Bylaws.

## ARTICLE V

## STOCK

The Company's authorized 500,000,000 shares of stock, consisting of 490,000,000 shares of common stock at $0.001 par value and 10,000,000 shares of preferred stock at $0.001 par value, as well as all issued and outstanding common stock and preferred stock, is reversed split 50-to-1. The Company's resulting authorized stock of 10 million shares is increased to 50 million shares of stock, consisting of 47,500,000 shares of common stock at $0.001 par value and 2,500,000 shares of preferred stock at $0.001 par value.

The Board of Directors shall have the authority to determine the classes and series of any common stock or preferred stock issued by the Company and the right and preferences pertaining thereto.

The vote by which the Shareholders holding shares in the Company entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the Article of Incorporation have voted in favor of the amendment is 60%.

## ARTICLE VI

## BYLAWS

The Board of Directors shall have the authority to adopt, amend or repeal any bylaws of the Company that it deems appropriate for the management of the Company, so long as such Bylaws are not in conflict with these Amended and Restated Articles of Incorporation or the laws of the State of Nevada.

**ARTICLE VII**

**EXCLUDED STATUTES**

Nevada Revised Statutes 78.411 to 78.444 shall not apply to the Company.

Dated: 9/21/11

By: [signature]
Robert J. Miranda, CEO

# CALIFORNIA ALL-PURPOSE CERTIFICATE OF ACKNOWLEDGMENT

State of California

County of Orange

On September 21, 2011 before me, Jennifer M. Peterson,
(Here insert name and title of the officer)

personally appeared Robert J. Miranda,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

JENNIFER M. PETERSON
COMM. #1891292
Notary Public - California
Orange County
My Comm. Expires May 28, 2014

Signature of Notary Public (Notary Seal)

## ADDITIONAL OPTIONAL INFORMATION

**DESCRIPTION OF THE ATTACHED DOCUMENT**

Amended + Restated Articles of Inc.
(Title or description of attached document)

Victory Energy
(Title or description of attached document continued)

Number of Pages 3 Document Date 9/21/11

(Additional information)

**CAPACITY CLAIMED BY THE SIGNER**

- ☒ Individual (s)
- ☐ Corporate Officer
  (Title)
- ☐ Partner(s)
- ☐ Attorney-in-Fact
- ☐ Trustee(s)
- ☐ Other

**INSTRUCTIONS FOR COMPLETING THIS FORM**

*Any acknowledgment completed in California must contain verbiage exactly as appears above in the notary section or a separate acknowledgment form must be properly completed and attached to that document. The only exception is if a document is to be recorded outside of California. In such instances, any alternative acknowledgment verbiage as may be printed on such a document so long as the verbiage does not require the notary to do something that is illegal for a notary in California (i.e. certifying the authorized capacity of the signer). Please check the document carefully for proper notarial wording and attach this form if required.*

- State and County information must be the State and County where the document signer(s) personally appeared before the notary public for acknowledgment.
- Date of notarization must be the date that the signer(s) personally appeared which must also be the same date the acknowledgment is completed.
- The notary public must print his or her name as it appears within his or her commission followed by a comma and then your title (notary public).
- Print the name(s) of document signer(s) who personally appear at the time of notarization.
- Indicate the correct singular or plural forms by crossing off incorrect forms (i.e. ~~he/she/they~~, is /~~are~~ ) or circling the correct forms. Failure to correctly indicate this information may lead to rejection of document recording.
- The notary seal impression must be clear and photographically reproducible. Impression must not cover text or lines. If seal impression smudges, re-seal if a sufficient area permits, otherwise complete a different acknowledgment form.
- Signature of the notary public must match the signature on file with the office of the county clerk.
  - ❖ Additional information is not required but could help to ensure this acknowledgment is not misused or attached to a different document.
  - ❖ Indicate title or type of attached document, number of pages and date.
  - ❖ Indicate the capacity claimed by the signer. If the claimed capacity is a corporate officer, indicate the title (i.e. CEO, CFO, Secretary).
- Securely attach this document to the signed document